CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): November 2, 2010

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 3.03.  Material Modifications to Rights of Security Holders
Item 8.01. Other Events.

We issued common stock purchase warrants to purchase, in the aggregate, up to approximately 2,756,000 shares of our common stock on October 31, 2007, December 21, 2007, March 5, 2008 and September 15, 2008 to various investors.  As a result of private negotiations, we re-priced approximately 105,856 of these warrants held by 5 of the investors to $0.52 per share.  The original price of the warrants that were re-priced was $3.68, $4.74 and $2.69.  The remaining unexercised warrants remain exercisable at their original exercise price as set forth above.  The 105,856 warrants have now been exercised, pursuant to which we received approximately $55,000.

The foregoing information has been disclosed herein as it is material to the private warrant re-pricing and should not be construed as an offer to sell or solicitation of an offer to buy our securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By: /s/ Akio Ariura
       Name:  Akio Ariura
       Title:   Chief Financial Officer

Dated:  November 2, 2010